UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 18, 2006

PROCERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032
(Address of principal executive offices)

(408) 354-7200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information in this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 9, 2006, Procera Networks, Inc., a corporation organized under the laws of the State of Nevada (“Procera”) and Netintact AB, a Swedish corporation (“Netintact”) entered into a non-binding letter of intent (the “LOI”), a copy of which is attached to this Report as Exhibit 2.1.

The LOI provides the terms and conditions pursuant to which Procera will acquire from Netintact all of the issued and outstanding capital stock of Netintact in exchange for up to 22,000,000 shares of restricted common stock of Procera.

The LOI is subject to the parties negotiation and execution of a definitive agreement with the standard representations, warranties, and covenants. Key conditions precedents to the completion of the transaction is that Procera shall acquire 100% ownership of Netintact and each party shall be satisfied with its due diligence inquiry.

The LOI states the closing of the transaction shall have occurred on or before sixty (60) days after Procera and Netintact enter into the definitive agreement, but not later than August 31, 2006. Other than working on one project together in 2005, prior to the LOI, there was no material relationship between Procera or its affiliates and Netintact and its affiliates.

Netintact is a Swedish company with headquarters in Varberg and a sales office in Stockholm. Netintact is a product development company working with traffic management for mission critical internet protocol networks. Netintact’s core product, PacketLogic, has experienced success in the Scandinavian home market of Netintact. Scandinavia is one of the most well-developed broadband markets in the world and drives the development of PacketLogic.

The consideration for the reorganization was determined through arms length negotiations between the management of Procera and Netintact. The criteria followed in determining the consideration include the relative value of the assets of Netintact’s present and past business operations, and the future potential of Netintact’s management, and the potential benefit to the shareholders of Procera.

If the parties close the transaction and Netintact earns all 22,000,000 shares of common stock, such shares will be funded by the new issuance of Procera’s common stock.

Item 3.02	Unregistered Sale of Securities

Procera contemplates issuing unregistered securities in the Netintact transaction. Therefore, the disclosures in Item 2.01 are incorporated in this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On May 18, 2006, Procera Networks, Inc. issued a press release announcing a proposed merger with Netintact AB. The full text of the press release is set forth in Exhibit 99.1 hereto.

In addition, the disclosures in Item 2.01 are incorporated in this Item 7.01 by reference.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Non-Binding Letter of Intent by and between Procera and Netintact dated May 9, 2006.
99.1	Press Release dated May 18, 2006 announcing a proposed merger with Netintact.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 19, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Gladder
Title: President & CEO